     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1994
                                                REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           BEVERLY ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            95-4100309
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                        1200 SOUTH WALDRON ROAD, NO. 155
                           FORT SMITH, ARKANSAS 72903
                                 (501) 452-6712
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             ROBERT W. POMMERVILLE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        1200 SOUTH WALDRON ROAD, NO. 155
                           FORT SMITH, ARKANSAS 72903
                                 (501) 452-6712
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

          DON M. PEARSON                              CHRISTOPHER A. KLEM
       RICHARD G. RASMUSSEN                               ROPES & GRAY
  ARGUE PEARSON HARBISON & MYERS                    ONE INTERNATIONAL PLACE
801 SOUTH FLOWER STREET, SUITE 500                BOSTON, MASSACHUSETTS 02110
  LOS ANGELES, CALIFORNIA 90017                          (617) 951-7000
          (213) 622-3100

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  From time to time after the effective date of this Registration Statement as determined in light of market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED         PROPOSED
                                                    SHARES           MAXIMUM          MAXIMUM         AMOUNT OF
            TITLE OF EACH CLASS OF                   TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
          SECURITIES TO BE REGISTERED            REGISTERED(1)     PER UNIT(1)   OFFERING PRICE(1)      FEE(2)
- -------------------------------------------------------------------------------------------------------------------
Common Stock...................................     1,000,000        $12.82         $12,820,000       $4,421.00
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.
(2) Calculated pursuant to Rule 457(c), based upon the average of the high and low prices reported on the New York Stock Exchange on April 4, 1994.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 7, 1994

PROSPECTUS

       (BEVERLY
      ENTERPRISES                 BEVERLY ENTERPRISES, INC.
         LOGO)                1,000,000 SHARES OF COMMON STOCK

     This Prospectus relates to an offering of up to 1,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"), of Beverly Enterprises, Inc. ("Beverly" or the "Company") to be offered by the President and Fellows of Harvard College, a Massachusetts educational corporation (the "Selling Stockholder"). See "Selling Stockholder." The Selling Stockholder acquired its shares of Common Stock on January 26, 1994 pursuant to the exercise of option rights acquired by it on December 23, 1985 from Beverly Foundation, a California non-profit corporation ("Foundation").

     The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The Company will bear certain expenses (other than selling commissions and fees and expenses of counsel and other advisors to the Selling Stockholder), which will be reimbursed to the Company pursuant to an agreement between the Company and the Foundation.

     The Selling Stockholder may sell, from time to time and at any time, the shares of Common Stock being offered hereby: (i) directly to purchasers; (ii) to dealers; (iii) to both investors and dealers through a specific bidding or auction process or otherwise; (iv) through underwriters; (v) through agents; or
(vi) through a combination of any such methods of sale. If a bidding or auction process is utilized, it will be described in the Prospectus Supplement. See "Plan of Distribution."

     The shares of Common Stock being offered by this Prospectus (the "Shares") have been approved for listing, upon official notice of issuance, on the New York Stock Exchange and Pacific Stock Exchange. On April 4, 1994, the closing sales price of the Common Stock on the NYSE was $12 7/8 per share.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS APRIL   , 1994.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Common Stock, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the New York and Pacific Stock Exchanges and similar information concerning the Company can be inspected and copied at the offices of the New York and Pacific Stock Exchanges.
                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          b. Current Report on Form 8-K dated January 4, 1994, and as amended on January 4, 1994.

          c. Form 8-A, dated July 26, 1993, containing a description of the Company's Common Stock, and including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under
Section 10(a) of the Securities Act will also be provided without charge to each such person, upon written or oral request. Requests should be directed to Beverly Enterprises, Inc., Attention: Robert W. Pommerville, Esq., 1200 South Waldron Road, No. 155, Fort Smith, Arkansas 72903, telephone (501) 452-6712.

                                  THE COMPANY

     Beverly is the largest operator of nursing facilities in the United States. At January 31, 1994, the Company operated 774 nursing facilities with 82,680 licensed beds. The facilities are located in 34 states and the District of Columbia, and range in capacity from 20 to 388 beds with average occupancy of 88.6%, 88.4% and 88.2% for the years ended December 31, 1993, 1992, and 1991, respectively. In addition, at January 31, 1994, the Company operated 23 subacute units, 41 pharmacies and pharmacy-related outlets, 42 retirement and congregate living projects containing 2,554 units and five home health care entities.

     Beverly was incorporated in Delaware on February 27, 1987, in connection with a reorganization of its predecessor, Beverly Enterprises, a California corporation incorporated in 1964, which became a subsidiary of Beverly and changed its name to Beverly California Corporation ("Beverly California"). References herein to "Beverly" or the "Company" are to Beverly, its subsidiaries and such predecessor, or to any of them, depending on the context. The Company's principal executive offices are located at 1200 South Waldron Road, No. 155, Fort Smith, Arkansas 72903, telephone number (501) 452-6712.

                              SELLING STOCKHOLDER

     The 1,000,000 shares of Common Stock to which this prospectus relates (the "Shares") may be offered for sale from time to time for the account of the Selling Stockholder. The Shares constitute 1.20% of the currently outstanding Common Stock of the Company. The Selling Stockholder does not own any other shares of Common Stock.

     The Selling Stockholder acquired the Shares pursuant to its exercise, on January 26, 1994, of an option to acquire up to 1,000,000 shares at an exercise price of $12.00 per share. The option had been granted under a Stock Option Agreement dated as of January 26, 1984 and transferred to the Selling Stockholder pursuant to the Stock Option Purchase Agreement dated December 23, 1985 among the Company, the Foundation and the Selling Stockholder. Under the Stock Option Purchase Agreement, the Selling Stockholder has certain rights to have the Company register the Shares under the Act, with the expenses of registration (other than selling commissions and fees and expenses of counsel and other advisors to the Selling Stockholder) to be reimbursed to the Company by the Foundation. The Selling Stockholder has exercised those rights in connection with the offering contemplated hereby.

                                USE OF PROCEEDS

     Any sale of the Common Stock by the Selling Stockholder will be for its own account. The Company will not receive any of the proceeds from the offering.

                              PLAN OF DISTRIBUTION

     The Selling Stockholder may sell, from time to time and at any time, the shares of Common Stock being offered hereby: (i) directly to purchasers; (ii) to dealers; (iii) to both investors and dealers through a specific bidding or auction process or otherwise; (iv) through underwriters; (v) through agents; or
(vi) through a combination of any such methods of sale. If a bidding or auction process is utilized, it will be described in the Prospectus Supplement.

     Offers to purchase shares of Common Stock may be solicited directly by the Selling Stockholder or by agents designated by the Selling Stockholder from time to time. Any such agent which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the shares of Common Stock in respect of which this Prospectus is delivered will be named, and any commissions payable by the Selling Stockholder to such agent will be set forth, in a Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis.

     If a dealer is utilized in the sale of the shares of Common Stock in respect of which this Prospectus is delivered, the Company will sell such shares of Common Stock to such dealer, as principal. The dealer may then resell such shares of Common Stock to the public at varying prices to be determined by such dealer at the time of resale. In the case of a sale to a dealer, the Prospectus Supplement will state the name of such dealer, the number of shares purchased and the price paid.

     Dealers, underwriters or agents may be entitled under the Stock Option Purchase Agreement and other agreements which may be entered into with the Selling Stockholder and the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Such dealers, underwriters or agents may engage in transactions with, perform services for, or otherwise maintain business relationships with the Company or the Selling Stockholder in the ordinary course of business.

     The place and time of delivery for Shares of Common Stock in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

     The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock. The statements below describing the Common Stock are in general terms and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Restated Certificate of Incorporation, as amended, and Amended By-laws.

     The Company has the authority to issue 325,000,000 shares of capital stock, of which 300,000,000 are Common Stock, par value $.10 per share, and 25,000,000 are Preferred Stock, par value $1 per share. At December 31, 1993, the Company had outstanding, net of treasury shares, 81,867,600 shares of Common Stock and 3,000,000 shares of Series B Preferred Stock.

     Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors, subject to the preference of the Series B Preferred Stock and any other outstanding Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and the Common Stock does not have any preemptive rights. Upon liquidation of the Company, holders of Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to the Series B Preferred Stock and any other outstanding Preferred Stock. Payment and declaration of dividends on the Common Stock are subject to certain restrictions if the Company fails to pay dividends on the Series B Preferred Stock and will be subject to restrictions if the Company fails to pay dividends on any other series of Preferred Stock ranking prior to the Common Stock as to the payment of dividends. The Company is subject to certain restrictions under its banking arrangements related to the payment of dividends on its Common Stock. The Company has not paid a dividend on its Common Stock since January 11, 1988.

     The Registrar and Transfer Agent for the Common Stock is The Bank of New York.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Argue Pearson Harbison & Myers, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements of Beverly Enterprises, Inc. appearing in Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
     NO DEALER, SALESMAN OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION WITH
ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS
CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information..................   2
Incorporation of Certain Documents
  by Reference.........................   2
The Company............................   3
Selling Stockholder....................   3
Use of Proceeds........................   3
Plan of Distribution...................   3
Description of Common Stock............   4
Legal Matters..........................   4
Experts................................   4
- ---------------------------------------
- ---------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                           BEVERLY ENTERPRISES, INC.

                                1,000,000 SHARES
                                       OF
                                  COMMON STOCK



                             ---------------------
                                   PROSPECTUS
                             ---------------------



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discount, are as follows:

    Securities and Exchange Commission registration fee.....................   $ 4,421.00
    Printing and engraving expenses.........................................     7,500.00
    Legal fees and expenses.................................................    12,000.00
    Miscellaneous...........................................................     1,079.00
                                                                               ----------
              Total.........................................................   $25,000.00
                                                                               ----------
                                                                               ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses actually and reasonably incurred in connection with any action, suit or proceeding when such individual is successful on the merits or otherwise in such litigation or proceedings, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding (other than any action by or in the right of the corporation, which hereinafter will be referred to as a "derivative action") even if such individual is not successful, if he acted in good faith and in a manner such individual reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred in a derivative action, even if such individual is not successful, if he or she acted in good faith and in a manner such individual reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification may not be made in the case of derivative actions if the director or officer is adjudged liable to the corporation, unless and only to the extent the court determines that, despite such adjudication but in view of all of the circumstances, such individual is duly and reasonably entitled to indemnification of such expenses. The indemnification described in (ii) and (iii) above may be made only upon a determination by (i) a majority of a quorum of directors who are not parties to such action, suit or proceeding, (ii) under certain circumstances, independent legal counsel, or (iii) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that the individual is not entitled to be indemnified in connection with the proceeding to which the expenses relate. Under Section 145, except in the case in which a director or officer is successful on the merits or otherwise, indemnification is discretionary.

     The Restated Certificate of Incorporation and the Amended By-Laws of Registrant and the indemnification agreements between Registrant and its officers and directors (the "Indemnification Agreements") contain provisions regarding the indemnification of officers and directors.

The Restated Certificate of Incorporation of Registrant states:

                                  ARTICLE XIII

     The Corporation shall indemnify to the full extent permitted by law (such as it presently exists or may hereafter be amended) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     Any amendment, repeal, or modification of the foregoing paragraph shall not adversely affect any right or protection of such person existing hereunder with respect to any act or omission occurring prior to such amendment, repeal, or modification.

The Amended By-Laws of Registrant state:

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or Officer of the Corporation (or a Director or Officer of Beverly Enterprises, a California corporation ("Beverly California"), prior to the merger of Beverly Merger, Inc., a subsidiary of the Corporation organized under California law, into Beverly California) or is or was serving at the request of the Corporation as a Director, Officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

     Section 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or Officer in his or her capacity as a Director or Officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this Article or otherwise.

     Section 3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     Section 4. Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Corporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Contracts and Arrangements. The Corporation may enter into contracts providing indemnification to the full extent authorized or permitted by the General Corporation Law of the State of Delaware and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

     Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     The Indemnification Agreements provide (a) for indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim, unless a person or body appointed by Registrant's Board of Directors (or, under certain circumstances discussed below, Independent Legal Counsel) determines that such indemnification is not permitted under applicable law; (b) for the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding, alternate dispute resolution mechanism or any inquiry, hearing or investigation related to the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of Registrant or is or was serving at the request of Registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and for repayment to Registrant if it is found that such director or officer is not entitled to such indemnification under applicable law; (c) a mechanism through which the director or officer may seek court relief in the event Registrant's Board of Directors (or other person or body appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); (d) indemnification against expenses (including attorneys' fees) incurred in seeking to collect from Registrant an indemnity claim or advancement of expenses to the extent successful; (e) that after a change in control of Registrant, all Registrant determinations regarding a right to indemnity and the right to advancement of expenses shall be made by Independent Legal Counsel (as defined in the Indemnification Agreements) to be selected by the director or officer and approved by the Board (which approval cannot be unreasonably withheld); and (f) Registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar agreements) to ensure payment of indemnifiable amounts.

     Among other things, the Indemnification Agreements provide the indemnified directors and officers with a specific contractual assurance that the rights to indemnification currently provided to them will remain available, regardless of, among other things, any amendment to or revocation of the indemnification provisions in the Restated Certificate of Incorporation or the Amended By-Laws or any change in composition or philosophy of Registrant's Board of Directors such as might occur following an acquisition or change in control of Registrant. The Indemnification Agreements ensure, in the event of a change of control, that a determination of whether a director or officer is entitled to indemnification and advancement of expenses will not be made by a possibly hostile board. If court assistance to obtain such indemnity is required, the director or officer can receive indemnity against costs incurred in pursuing his or her rights to indemnification. In addition, the Indemnification Agreements guarantee to directors and officers that they will realize the benefit of any subsequent changes in Delaware law relating to indemnification.

     The Indemnification Agreements impose upon Registrant, if a change in control has occurred, the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in connection with the termination of actions in certain circumstances. The Indemnification Agreements also provide that a director's or officer's rights thereunder are not exclusive of any other rights he or she may have under Delaware law, directors' and officers' insurance, the Restated Certificate of Incorporation, the Amended By-Laws or otherwise; however, the Indemnification Agreements do prevent double payment. Notwithstanding the above discussion, all terms and rights under the Indemnification Agreements exist only to the extent permitted by applicable law.

     Registrant has in force directors' and officers' liability and company reimbursement insurance covering liability for error, misstatement, misleading statement, act or omission, and neglect or breach of duty claimed against them solely by reason of their being directors or officers of Registrant.

ITEM 16. EXHIBITS

     (a) Exhibits

           5.1       Opinion of Argue Pearson Harbison & Myers as to the legality of the shares of Common Stock registered hereunder
          23.1       Consent of Ernst & Young
          23.2       Consent of Argue Pearson Harbison & Myers (included in its opinion filed as Exhibit 5.1)
          24.1       Power of Attorney of Beverly's Directors and Officers (incorporated in the Signature Page on page II-6 in this Registration Statement)

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise,

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas on March 31, 1994.

                                            BEVERLY ENTERPRISES, INC.

                                            By:        DAVID R. BANKS
                                                       David R. Banks
                                                   Chairman of the Board,
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Banks, Schuyler Hollingsworth, Jr. and Robert W. Pommerville, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE                     DATE
- ---------------------------------------------   -------------------------------   --------------
                 DAVID R. BANKS                 Chairman of the Board,            March 31, 1994
                 David R. Banks                 President, Chief Executive

                ROBERT D. WOLTIL                Officer and Director
                Robert D. Woltil                Executive Vice President,         March 31, 1994
                                                Finance and Chief Financial
                                                Officer

                SCOTT M. TABAKIN                Vice President, Controller and    March 31, 1994
                Scott M. Tabakin                Chief Accounting Officer

                CURT F. BRADBURY                Director                          March 31, 1994
                Curt F. Bradbury

                  LOUIS W. MENK                 Director                          March 31, 1994
                  Louis W. Menk

                 JAMES R. GREENE                Director                          March 31, 1994
                 James R. Greene

              BERYL F. ANTHONY, JR.             Director                          March 31, 1994
              Beryl F. Anthony, Jr.

                 JON E.M. JACOBY                Director                          March 31, 1994
                 Jon E.M. Jacoby

                WILL K. WEINSTEIN               Director                          March 31, 1994
                Will K. Weinstein